Exhibit 10.33

Execution Version

TAX INDEMNIFICATION AGREEMENT

THIS TAX INDEMNIFICATION AGREEMENT (“Agreement”), dated as of April 15, 2021, is by and among Golar LNG Limited, a Bermuda exempted company (“Indemnitor”), and NFE International Holdings Limited, a private limited company incorporated under the laws of England and Wales, United Kingdom (“Purchaser”).

W I T N E S S E T H

WHEREAS, Indemnitor, directly or through one or more Subsidiaries, has entered into one or more sale and leaseback transactions with certain lessor entities that are tax reacasidents of or otherwise subject to tax in the United Kingdom (together with their respective successors and permitted assigns, “Lessors”), pursuant to which Indemnitor sold certain vessels to a Lessor, and the applicable Lessor leased back such vessels to Indemnitor or its Affiliates, including Subsidiaries of Golar LNG Partners LP, a Marshall Islands limited partnership (the “Company”) (the “UK Tax Lease Transactions”);

WHEREAS, under the terms of the UK Tax Lease Transactions, in the event of any adverse tax changes or a successful challenge by certain tax authorities with regard to certain aspects of the UK Tax Lease Transactions, the Company or its affiliates may be required to make additional payments to the applicable Lessor or one or more entities that are or were Affiliates of one or more of the Lessors;

WHEREAS, Indemnitor is the owner of 100% of the limited liability company membership interests in Golar GP LLC, a Marshall Islands limited liability company (the “GP”), including all rights and obligations relating thereto and all economic and capital interest therein;

WHEREAS, the GP is the sole general partner of the Company;

WHEREAS, New Fortress Energy Inc., a Delaware corporation (“Parent”) and the GP have entered into that certain Agreement and Plan of Merger, dated as of January 13, 2021 (the “Merger Agreement”) by and among the Company, the GP, Parent, and Lobos Acquisition LLC, a Marshall Islands limited liability company (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company as a result of which Purchaser will own certain interests in the Company;

WHEREAS, Purchaser and the Indemnitor have entered into that certain Transfer Agreement, dated as of January 13, 2021 (the “GP Transfer Agreement”), pursuant to which Purchaser is acquiring all of the equity interests in the GP;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement and the GP Transfer Agreement (the “Acquisition”), Indemnitor desires to indemnify and hold harmless Purchaser, its Affiliates (including, after the Closing, the Company and its Subsidiaries), and certain other parties from any Losses (as defined herein) arising from the UK Tax Lease Transactions; and

WHEREAS, any capitalized term used but not defined herein shall have the respective meanings ascribed to such term in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

ARTICLE I

INDEMNIFICATION AND COVENANTS

Section 1.1          Indemnification. Indemnitor shall indemnify, defend and hold harmless Purchaser, Parent, Merger Sub, and each of their respective Affiliates (including, for the avoidance of doubt, following the Closing, the GP, the Company, and each of the Company’s Subsidiaries) and each of their respective Representatives (collectively, the “Indemnitees”) from and against any and all losses, damages, liabilities, costs (including without limitation, legal costs on a full indemnity basis), charges, fees, expenses, Taxes, disbursements, actions, penalties, proceedings, claims and demands or other liabilities in any case of any nature whatsoever (collectively, “Losses”), to the extent based upon, arising out of, relating to or resulting from any of the following (each an “Indemnified Obligation”):

(a)          any guarantee or indemnification obligation to any Lessor or any current, past, or future Affiliate of any Lessor based upon, arising out of, relating to or resulting from any UK Tax Lease Transaction;

(b)          any letter of credit provided to, or for the benefit of, any Lessor or any current, past, or future Affiliate of any Lessor based upon, arising out of, relating to or resulting from any UK Tax Lease Transaction;

(c)          any mortgage, lien, or other security interest granted in favor of any Lessor or any current, past, or future Affiliate of any Lessor with respect to any vessel that is owned, leased, or operated by the Company or its Subsidiaries, based upon, arising out of, relating to or resulting from any UK Tax Lease Transaction (each a “Security Interest”);

(d)          any audit, examination, contest, investigation, claim or other Proceeding in respect of any Taxes or Tax Returns (each a “Tax Action”) based upon, arising out of, relating to, or resulting from any UK Tax Lease Transaction; or

(e)          any deficiency for any Tax proposed, threatened, asserted, or assessed by any Governmental Authority based upon, arising out of, relating to or resulting from any UK Tax Lease Transaction.

Section 1.2           Covenants.

(a)          Indemnitor shall, at its own cost and expense, prior to the Closing, obtain a release and discharge of each Security Interest from each holder thereof; and

(b)          Indemnitor shall cause Golar Hilli LLC, a Marshall Islands limited liability company (“Hilli”) to make an election under Section 754 of the Code (and any corresponding election under state or local Law) effective for the taxable year ending December 31, 2020, if such an election is not already in effect with respect to Hilli.

Section 1.3       Cooperation. From and after the Closing, Indemnitor and Purchaser shall, and shall cause their respective Affiliates and Representatives to, reasonably cooperate in connection with the preparation and filing of any Tax Return, the conduct of any Tax Action, or determining a liability for Taxes or a right to a refund of Taxes, in each case with respect to an Indemnified Obligation, which cooperation shall include (a) supplying any information in such Person’s possession that is reasonably requested in connection with any such Tax Return, Tax Action or Tax liability or refund, and (b) making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

Section 1.4           Indemnification Procedures.

(a)          Each Indemnitee shall, within a reasonable period of time after such Indemnitee become aware of facts giving rise to an Indemnified Obligation (a “UK Tax Lease Claim”), provide notice thereof in writing to Indemnitor specifying the nature of and specific basis for such UK Tax Lease Claim.

(b)          Indemnitor shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against any Indemnitee that are UK Tax Lease Claims, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld) of the applicable Indemnitee(s) unless it includes a full release of such Indemnitee(s) from such matter or issues, as the case may be.

(c)          Each Indemnitee shall cooperate fully with Indemnitor with respect to all aspects of the defense of any UK Tax Lease Claim, including, without limitation, the prompt furnishing to Indemnitor of any correspondence or other notice relating thereto that such Indemnitee may receive, permitting the names of such Indemnitee to be utilized in connection with such defense, the making available to Indemnitor of any files, records or other information of such Indemnitee that Indemnitor considers relevant to such defense and the making available to Indemnitor of any employees of such Indemnitee; provided, however, that in connection therewith Indemnitor agrees to use reasonable efforts to minimize the impact thereof on the operations of each Indemnitee and further agrees to maintain the confidentiality of all files, records and other information furnished by an Indemnitee pursuant to this Section 1.4(c). In no event shall the obligation of an Indemnitee to cooperate with Indemnitor as set forth in the immediately preceding sentence be construed as imposing upon any Indemnitee an obligation to hire and pay for counsel in connection with the defense of any UK Tax Lease Claim; provided, however, that each Indemnitee may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. Indemnitor agrees to keep any such counsel hired by any Indemnitee reasonably informed as to the status of any such defense (including providing such counsel with such information related to any such defense as such counsel may reasonably request) but Indemnitor shall have the right to retain sole control over such defense.

(d)          In determining the amount of any Loss for which any Indemnitee is entitled to indemnification with respect to a UK Tax Lease Claim, the gross amount of such indemnification will be reduced by (i) any insurance proceeds realized by the Indemnitees, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by any Indemnitee as a result of such claim, and (ii) all amounts recovered by the Indemnitees under contractual indemnities from third Persons. The Purchaser hereby agrees to use commercially reasonable efforts to realize any applicable insurance proceeds or amounts recoverable under such contractual indemnities; provided, however, that the costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) of each Indemnitee in connection with such efforts shall be promptly reimbursed by Indemnitor in advance of any determination of whether such insurance proceeds or other amounts will be recoverable.

Section 1.5          Survival; Conflicts.  Notwithstanding anything to the contrary in the Merger Agreement or the GP Transfer Agreement, the covenants and agreements of the parties contained in this Agreement shall survive indefinitely.  To the extent of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Merger Agreement or the GP Transfer Agreement, the provisions of this Agreement shall control.

Section 1.6           Adjustment to Purchase Price.  Any payment under this Agreement shall be treated for all applicable Tax purposes as an adjustment to the Common Unit Consideration received by Indemnitor, except as otherwise required pursuant to a final determination (within the meaning of Section 1313(a) of the Code) or similar determination under applicable state, local or non-U.S. Tax Law. If, at any time, any applicable Law, regulation or regulatory requirement imposes any Tax in respect of any payment made by Indemnitor in respect of a claim by an Indemnitee under an Indemnified Obligation, Indemnitor shall pay to such Indemnitee an additional amount sufficient to ensure that the amount received by such Indemnitee on the due date for such payment equals the full amount that would have been received by such Indemnitee if such Tax had not been imposed. Indemnitor and Purchaser shall reasonably cooperate to minimize the imposition of any such Taxes.

ARTICLE II

MISCELLANEOUS

Section 2.1          Amendment or Supplement. This Agreement may be amended or supplemented in any and all respects by written agreement of the parties hereto, by action taken by their respective Boards of Directors.

Section 2.2          Extension of Time, Waiver, Etc. Purchaser and Indemnitor may, subject to applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by Indemnitor or any Indemnitee in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 2.3           Assignment.

(a)          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, Purchaser may assign all or any of its rights and obligations hereunder to any Affiliate.

(b)          No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to clause (a) above and the first section of this clause (b), this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 2.3 shall be null and void.

Section 2.4          Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 2.5      Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter hereof and (b) is not intended to and shall not confer upon any Person other than the parties hereto and each Indemnitee any rights or remedies hereunder.

Section 2.6          Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Delaware.

Section 2.7        WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 2.7.

Section 2.8          Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

Section 2.9        Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed by email), emailed (which is confirmed by facsimile) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Purchaser:

New Fortress Energy Inc.
111 W. 19th Street, 8th Floor
New York, New York 10011

Attn:      Cameron D. MacDougall
Email:    cmacdougall@fortress.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001

Attention:            Joseph A. Coco
Facsimile:           212-735-2000
Email:                  joseph.coco@skadden.com

Attention:            Thomas W. Greenberg
Facsimile:            212-735-2000
Email:                  thomas.greenberg@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP
1000 Louisiana St., Suite 6800
Houston, TX 77002

Attention:            Eric C. Otness
Facsimile:            713-483-9135
Email:                  eric.ottness@skadden.com

If to Indemnitor, to:

Golar LNG Limited
2nd Floor, S.E. Pearman Building
9 Par-la-Ville Road
Hamilton HM 11, Bermuda

Attention:            Karl Staubo
Facsimile:            +44 (0)207 063 7901
Email:                  karl.staubo@golar.com
GMLLegal@golar.com

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112

Attention:            Michael Swidler
Facsimile:            212-259-2511
Email:                  michael.swidler@bakerbotts.com

Baker Botts L.L.P.
700 K Street, N.W.
Washington, DC 20001

Attention:            Catherine Gallagher
Email:                  catherine.gallagher@bakerbotts.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 2.10        Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate to attempt to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner.

Section 2.11        Fees and Expenses. Except as otherwise set forth in this Agreement, whether or not the Acquisition is consummated, (i) all fees and expenses incurred by Purchaser in connection with this Agreement shall be paid by Purchaser and (ii) all fees and expenses incurred by Indemnitor in connection with this Agreement shall be paid by Indemnitor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Tax Indemnification Agreement to be duly executed and delivered as of the date first above written.

GOLAR LNG LIMITED

By:	/s/ Georgina E. Sousa
	Name:	Georgina E. Sousa
	Title:	Director

[Signature Page – Tax Indemnification Agreement]

NFE INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Christopher Guinta
	Name:	Christopher Guinta
	Title:	Director

[Signature Page – Tax Indemnification Agreement]